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                                                                    EXHIBIT 5.01
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                                March 22, 1999


Autoweb.com, Inc.
3270 Jay Street, Building #6
Santa Clara, California 95054

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission (the "SEC") on or about March 23, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,819,899 shares of your common stock (the "Stock") subject to issuance by you upon the exercise of: (1) options to purchase 2,069,145 shares of Stock granted under your 1997 Stock Option Plan (the "1997 Option Plan"); (2) options to purchase 3,200,704 shares of Stock granted or to be granted by you under your 1999 Equity Incentive Plan (the "1999 Option Plan"); (3) options to purchase 150,000 shares of Stock granted or to be granted by you under your 1999 Directors Plan (the "1999 Directors Plan"); and (4) purchase rights for up to 400,000 shares of Stock granted or to be granted by you under your 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan"). The plans referred to in clauses (1), (2), (3) and (4) above are collectively referred to in this letter as the "Plans."

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File No. 333-71177), declared effective by the SEC on March 23, 1999, together with the exhibits filed therewith, including without limitation each of the Plans and related stock option grant and exercise agreements and stock option agreements;

     (2) your registration statement on Form 8-A (File No. 000-25577), filed with the SEC on March 17, 1999 and declared effective on March 23, 1999;

     (3) the Registration Statement, together with the exhibits filed as a part thereof;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and in the minute books of your predecessor, Autoweb.com, a California corporation ("Autoweb.com California") that are in our possession;

     (5) your Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Bylaws (the "Bylaws"), both of which were filed as exhibits to your registration statement on Form S-1 filed with the SEC on January 26, 1999 (File No. 333-71177), as such registration statement was subsequently amended, and the Articles of Incorporation and Bylaws of Autoweb.com California;
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Autoweb.com, Inc.
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     (6)  the stock records for both you and Autoweb.com California that you have provided to us (consisting of a list of stockholders dated January 12, 1999 and a list of option holders as of December 31, 1998 respecting your capital and of any rights to purchase capital stock, each of which was prepared by Gray Cary Ware & Friedenrich, your former counsel, and each of which you have represented to us are true and complete as of their dates and which we have updated based upon information provided by you);

     (7) a Management Certificate executed by you, addressed to us and dated of even date herewith, which contains certain factual and other representations (the "Management Certificate").


     By telephone call to the offices of the SEC, we have also confirmed both the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended and your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 5,819,899 shares of Stock that may be
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Autoweb.com, Inc.
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issued and sold by you upon the exercise of: (1) stock options granted under the 1997 Option Plan; (2) stock options granted or to be granted under the 1999 Option Plan; (3) stock options granted or to be granted under the 1999 Directors Plan; and (4) purchase rights granted or to be granted under the 1999 Purchase Plan, when issued and sold in accordance with the Registration Statement and the applicable Plan and stock option grant and exercise agreements or stock purchase agreements entered into or to be entered into thereunder, and in the manner referred to in the relevant prospectus associated with the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP


                              By: /s/ LAIRD H. SIMONS III, ESQ.
                                  -----------------------------
                                  Laird H. Simons III, Esq., a Partner